                                                                    EXHIBIT 99.1

     Notice: Copies of the Chrysler Corporation 1991 Stock Compensation Plan, the Chrysler Corporation Incentive Compensation Plan, the Chrysler Corporation Long-Term Incentive Plan, and the Chrysler Corporation Long-Term Performance Plan are being filed together with Chrysler Corporation's 1997 Proxy Statement in accordance with Item 10 of Schedule 14A of the Securities and Exchange Act, but do not constitute part of such Proxy Statement.

                              CHRYSLER CORPORATION
                          INCENTIVE COMPENSATION PLAN

                           Effective January 1, 1970
                       (As Amended Through May 31, 1995)

1. PURPOSE

     The purpose of the Chrysler Corporation Incentive Compensation Plan (below called the Plan or this Plan) is to encourage the continued and energetic efforts of officers and key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler) and its subsidiaries (Chrysler and its subsidiaries collectively below called the Corporation) on behalf of the Corporation by enabling them to share in the profits of the Corporation, in accordance with the resolution adopted by the Stockholders of Chrysler at their Annual Meeting on April 16, 1929, as they amended it at their Annual Meeting on April 17, 1956, and at their Special Meeting on April 16, 1963, and at their Annual Meetings on April 15, 1969, April 18, 1972, June 7, 1984, May 20, 1993 and May 19, 1994, and as it may be further amended from time to time (below called the Stockholders' Resolution).

2. INCENTIVE COMPENSATION COMMITTEE

     The Board of Directors of Chrysler (below called the Board) shall appoint not less than three Directors of Chrysler, none of whom shall be entitled to receive funds or securities pursuant to any Incentive Plan (as defined in the Stockholders' Resolution) of Chrysler, to be an Incentive Compensation Committee (below called the Committee) to administer this Plan. All of the members of the Committee shall be "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee may designate a Secretary, one or more Assistant Secretaries and an Administrator, none of whom need be Directors of Chrysler. Subject to the provisions of this Plan, the Committee shall have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

3. INCENTIVE COMPENSATION FUND

     For each fiscal year the Board shall authorize and approve the amount to be provided out of the earnings of the Corporation for such fiscal year for purposes of this Plan and the Chrysler Corporation Long-Term Incentive Plan (below called the Long-Term Plan, this Plan and the Long-Term Plan collectively below called the Plans), not to exceed the amount permitted by the Stockholders' Resolution, and shall authorize and direct the proper officers of the Corporation (a) to set aside such amount and to add to it (b) any amount authorized and approved by the Board for any prior fiscal year but not previously awarded and (c) any amount awarded for any prior fiscal year that has been forfeited. The sum of all such amounts (or such part thereof as the Board may determine should be made available for awards for any fiscal year) shall be the Incentive Compensation Fund for that fiscal year (below called the Fund). Any part of such sum that the Board determines shall not be made available for awards for any fiscal year shall be carried forward and may be awarded in a subsequent fiscal year.

4. ELIGIBILITY

     The Committee, in its sole and absolute discretion, shall have full power to determine by salary, salary grade, salary band, classification, or otherwise, the Employees (including those who have retired or died or have been granted a leave of absence or were laid off during the year) who shall be eligible for consideration to participate in the Plans in any year, except that the Committee may not determine as eligible for consideration to participate in the Plans any Employee who was eligible at any time in that year to participate in any other Incentive Plan of the Corporation as defined in the Stockholders' Resolution. Employees shall not be ineligible for consideration to participate in the Plans by reason of their eligibility to participate in any Performance

Award Plan or in any Savings and Investment Plan, both as defined in the Stockholders' Resolution, or in any Stock Option Plan, or any Performance Award Plan adopted under any Stock Option Plan, of Chrysler or any of its subsidiaries or in any successor plan or programs adopted to replace any such plan or programs.

5. SELECTING PARTICIPANTS AND DETERMINING AWARDS

     Each year the Committee, in accordance with such rules as it may prescribe, shall:

          (a) select from the Employees eligible for consideration to participate in the Plans those Employees who are to participate for that year;

          (b) award under this Plan to certain of the Employees so selected (below called Participant) such share of the Fund as the Committee shall determine (below called an Award); provided, however, that the maximum amount of such share that may be awarded to a Participant for any year shall not exceed a dollar amount equal to two hundred percent (200%) of the Participant's base salary as approved at the time the Performance Goals (as defined below) for that year are established; and

          (c) award under the Long-Term Plan to certain of the Employees so selected, in accordance with the terms of the Long-Term Plan, such share of the Fund as the Committee shall determine.

     An Employee may receive an Award under this Plan and an award under the Long-Term Plan in the same year.

     The Committee shall have full and final authority in performing these duties, but shall report to the Board the share of the Fund awarded to each Employee under this Plan and under the Long-Term Plan, expressed in dollar amounts and/or percentage of base salary or performance share awards or award units or otherwise, as the Committee shall determine.

     Notwithstanding anything else contained in this Plan to the contrary, if any Award is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

6. TARGET AWARDS

     A Target Award for each Participant will be established each fiscal year by the Committee. Each Target Award will be expressed as a percent (not in excess of 160%) of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Employees. An Employee who first becomes eligible for an Award, and is selected as a Participant, after the beginning of a given year will have his or her Target Award established on a pro rata basis for the number of months he or she is eligible during such year.

7. CORPORATE PERFORMANCE GOALS

     The Committee will establish one or more performance goals ("Performance Goals") consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each award year relating to the following: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization. However, the Committee shall have the discretion to change and/or add goals and to modify the objectives designated in relation to previously established goals.

8. CORPORATE PERFORMANCE EVALUATION

     After the end of each year, the Committee will determine the percentage of attainment of each Performance Goal established for that year. Target Award amounts will then be adjusted by multiplying the Target Award amounts by the corporate performance percentage. For purposes of the above calculation, (a) a corporate performance percentage of less than 25% will result in no Awards being paid, and (b) a corporate performance percentage in excess of 125% will result in Target Award amounts being adjusted by 125%.

9. PAYING AND EARNING OUT OF AWARDS UNDER THIS PLAN

     Awards under this Plan shall be paid to Participants in one lump sum, unless the Committee, in its discretion, determines that an Award shall be paid in installments.

     A Participant will have earned out under this Plan an Award payable in one lump sum, or the first installment of an Award payable in installments, if his or her employment with the Corporation has been continuous (a) up to the date of payment of the Award payable in one lump sum, or of the first installment of the Award payable in installments, as the case may be, or (b) up to the date of the Participant's retirement or death if he or she should retire or die before the date of such payment, or (c) up to the date the Participant was granted a leave of absence if such leave of absence was granted before the date of such payment, or (d) up to the date the Participant was laid off if he was laid off before the date of such payment. A Participant will have earned out a subsequent installment if his or her employment with the Corporation has been continuous up to and including (a) the December 31 immediately preceding the date the installment is payable, or (b) the date of the Participant's death if he or she should die before such December 31, or (c) such date as the Corporation may determine under all other circumstances.

     A Participant whose employment with the Corporation is terminated other than by death will not thereafter earn out under this Plan any installment of an Award payable in installments unless the Corporation expressly consents in writing to waive the condition of continuous employment with the Corporation, and the Participant thereafter will earn out each installment only if up to and including the December 31 immediately preceding the date the installment is payable the Participant neither (a) takes other employment or renders services to others without the written consent of the Corporation, nor (b) conducts himself or herself in a manner adversely affecting the Corporation, the determination by the Committee that a Participant has so conducted himself or herself to be final and conclusive.

     Any installment which a Participant fails to earn out under this Plan shall be forfeited and included in the Fund for a subsequent year as provided in paragraph 3.

     Nothing in this Plan shall prevent the Corporation from discharging or requesting the resignation of any Participant.

     An Award payable in one lump sum, or the first installment of an Award payable in installments, shall be paid to the Participant on such date as the Committee shall determine, and if the Participant complies with the conditions for earning out a subsequent installment, it shall be paid to him or her on such date in the year in which it is payable as the Committee shall determine.

     Any lump sum payment or installment earned out under this Plan and payable to a Participant who is deceased shall be paid to his or her legal representative in such manner and at such time as it would have been paid to the Participant were he or she then alive and in the employ of the Corporation.

10. FORM OF PAYMENTS UNDER THIS PLAN

     The Committee in its sole and absolute discretion shall determine for any year whether under this Plan the lump sum payment or the installment of any Awards payable in that year shall be paid in cash or in shares of Chrysler stock, or partly in cash and partly in shares of Chrysler stock, the shares to be shares held by the Corporation in its treasury or purchased by the Corporation in the market for distributing in place of cash, the shares to be valued for this purpose in accordance with the Stockholders' Resolution, with cash in place of fractional shares.

11. DEFERRAL OF PAYMENT

     A Participant may voluntarily elect to defer receipt of payment under this Plan of all or any part of an Award payable in one lump sum or of any installment of an Award payable in installments upon such terms and conditions as the Committee may prescribe.

12. COSTS

     All costs of administering the Plans shall be borne by the Corporation and shall not be charged against the Fund.

13. PAYMENTS UPON A CHANGE IN CONTROL

     Notwithstanding any other provisions hereof, if a "Change in Control" (as defined in paragraph 13(D) hereof) of Chrysler shall occur, the following shall be paid, in cash, no later than the tenth day following such Change in Control:
(a) all unpaid installments of an Award payable in installments pursuant to paragraph 9 of this Plan, (b) all voluntary deferrals made by a Participant pursuant to paragraph 11 of this Plan (other than deferrals made into the Chrysler Corporation Salaried Employees Savings Plan and the Chrysler Corporation Salaried Employees Supplemental Savings Plan, which deferrals will be governed by the terms of such plans), (c) all unpaid Awards made (including any made pursuant to paragraph 13(C) hereof) for any completed fiscal year which preceded the Change in Control, and (d) "Change in Control Awards" (as determined pursuant to paragraph 13(A) hereof).

     A. CHANGE IN CONTROL AWARDS. Upon a Change in Control of Chrysler, each Employee (below called a "Change in Control Participant") eligible pursuant to paragraph 4 hereof for consideration to participate in the Plans for the fiscal year in which the Change in Control occurs (the "Change in Control Year") shall be paid a cash award, in a lump sum (the "Change in Control Award").

     The tentative Change in Control Award of each Change in Control Participant to whom an Award was made for the last fiscal year immediately preceding the Change in Control for which Awards (including Awards, if any, made pursuant to paragraph 13(C) hereof) were made generally (the "Base Year") shall be determined by multiplying the "Change in Control Fund" (calculated in accordance with paragraph 13(B) hereof) by a fraction, the numerator of which shall be the amount of the Award of such Change in Control Participant for the Base Year, and the denominator of which shall be the aggregate amount of Awards made for the Base Year. A tentative Change in Control Award for each Change in Control Participant to whom an Award was not made for the Base Year shall also be determined and shall be comparable to the tentative Change in Control Awards of similarly situated (in terms of the criteria employed by the Committee to determine participation under paragraph 4 hereof, such as salary, salary grade or classification) Change in Control Participants to whom Awards were made for the Base Year.

     The actual Change in Control Award of each Change in Control Participant shall then be determined by multiplying the Change in Control Fund by a fraction, the numerator of which shall be his tentative Change in Control Award and the denominator of which shall be the aggregate tentative Change in Control Awards.

     B. CHANGE IN CONTROL FUND. The Change in Control Fund shall be the sum of the amounts described in (i) and (ii) below, adjusted by the amount described in
(iii):

          (i) the sum (measured immediately prior to a Change in Control) of (x) any amount authorized and approved by the Board for any fiscal year completed prior to the Change in Control but not previously awarded from, or charged against, the Incentive Compensation Fund pursuant to this or any other plan of the Corporation and (y) any amount awarded from, or charged against, the Incentive Compensation Fund for any fiscal year completed prior to the Change in Control that has been forfeited;

          (ii) the aggregate amount calculated for the fiscal year in which the Change in Control occurs, from its inception up to and including the date of the Change in Control, in the ordinary course of business and based on the Stockholders' Resolution. The determination (made prior to the Change in Control) of the Corporation's internal accountants in making any such calculation shall be conclusive;

          (iii) the "applicable amount" (the sum of (i) and (ii) above) shall be adjusted as follows: (a) if an additional charge is made against the Incentive Compensation Fund with respect to Performance Shares under the Long-Term Plan upon the occurrence of a Change in Control, the "applicable amount" shall be reduced by such charge; and (b) if any amount previously charged against the Incentive Compensation Fund for Performance Shares is not earned and delivered upon the occurrence of a Change in Control and is returned to the Incentive Compensation Fund, the "applicable amount" shall be increased by such returned amount.

     C. MAKING AWARDS FOR COMPLETED YEARS. Upon the occurrence of a "Potential Change in Control" (as defined in paragraph 13(E) hereof), if there is any completed fiscal year of the Corporation for which the audited financial statements of the Corporation are available and for which the Board has not yet determined the Incentive Compensation Fund and/or for which the Committee has not yet determined the Awards, such determinations and the payments of any Awards so determined shall be made as soon as reasonably possible.

     D. CHANGE IN CONTROL DEFINITION. "Change in Control" shall mean a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below) of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from Chrysler); or

          (ii) during any period of two consecutive years beginning after June 7, 1990, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (iii) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (iv) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

          For purposes of the definition of Change in Control in this paragraph 13(D): (a) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler; and (b) a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or otherwise has "beneficial ownership" of (within the meaning of Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such securities (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause (x) or clause
     (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     E. POTENTIAL CHANGE IN CONTROL DEFINITION. A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) Chrysler enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) Chrysler or any Person (as defined in paragraph 13(D) hereof) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

          (iii) any Person who is or becomes the Beneficial Owner (as defined in paragraph 13(D) hereof), directly or indirectly, of securities of Chrysler representing 10% or more of the combined voting power of Chrysler's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

          (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

14. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of the expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

15. EFFECTIVE PERIOD

     The Plan shall become effective, upon approval by the Board, beginning January 1, 1970, and shall remain in effect until terminated as provided in Paragraph 16.

16. AMENDMENT AND TERMINATION

     At any time the Board may amend, alter or terminate this Plan (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and
(b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler stock for distributing in place of cash; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn out and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unpaid installment of an Award made to him under this Plan prior to the terminating or amending of this Plan or any Retirement Benefit he would become eligible to receive under the Supplemental Plan by complying with the terms thereof.

     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

                              CHRYSLER CORPORATION
                            LONG-TERM INCENTIVE PLAN

                            EFFECTIVE JUNE 11, 1987
                       (AS AMENDED THROUGH MAY 31, 1995)

1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Incentive Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler) and its subsidiaries (Chrysler and its subsidiaries collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation, in accordance with the resolution most recently adopted by the stockholders of Chrysler at their Annual Meeting on May 19, 1994, amending a resolution originally adopted on April 16, 1929, as it has been and may be further amended from time to time (below called the Stockholders' Resolution). All capitalized terms used below shall have the meanings ascribed to them in Section 3 below.

2. INTEGRATION WITH INCENTIVE COMPENSATION PLAN

     This Plan shall be fully integrated with the Incentive Compensation Plan. The funds for the purchase of Chrysler Common Stock to be awarded as Performance Shares under this Plan shall be provided out of the earnings of the Corporation available for incentive compensation under the Incentive Compensation Plan, as the Board from time to time shall determine. Awards made hereunder shall complement awards made under the Incentive Compensation Plan as the Committee shall determine in its sole discretion. An amount equal to 125% of the total Fair Market Value of Performance Shares granted, on the day they were granted, shall be charged against the Incentive Compensation Fund (as that term is defined in the Incentive Compensation Plan). Any amount charged against the Incentive Compensation Fund for any Performance Shares not earned and delivered shall be returned to the funds available for incentive compensation under the Incentive Compensation Plan, and shall be carried forward and may be awarded in a subsequent fiscal year.

3. DEFINITIONS

     "Beneficial Owner" -- with respect to any securities, shall mean any Person who, directly or indirectly, has the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition."

     "Board" means the Board of Directors of Chrysler.

     "Change in Control" -- means a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any Person shall become the Beneficial Owner of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from Chrysler);

          (b) during any period of two consecutive years beginning after [June 7, 1990], individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (a), (c) or (d) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (c) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (d) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

     "Change in Control Fund" -- with respect to any Performance Cycle, means the outstanding amount charged against the Fund with respect to such Performance Cycle immediately prior to the occurrence of a Change in Control, increased by the sum of the amounts described in "(i)" and "(ii)" below:

          (i) the sum of (x) any amount authorized and approved by the Board for any fiscal year completed prior to the Change in Control but not previously awarded from, or charged against, the Incentive Compensation Fund pursuant to this or any other plan of the Corporation, and (y) any amount awarded from, or charged against, the Incentive Compensation Fund for any fiscal year completed prior to the Change in Control that has been forfeited;

          (ii) the aggregate amount calculated for the fiscal year in which Change in Control occurs, from its inception up to and including the date of the Change in Control, in the ordinary course of business and based on the Stockholders' Resolution. The determinations (made prior to the Change in Control) of the Corporation's internal accountants in making any such calculation shall be conclusive.

     "Change in Control Value" -- means, with respect to the Performance Shares, the higher of (i) the Fair Market Value of a share of Chrysler Common Stock on the relevant valuation date or (ii) the value of a share of Chrysler Common Stock, determined as follows:

          (w) in the case of transactions described in paragraphs (a) or (c) of the Change in Control definition, the highest per share price paid (the "Transaction Value") for shares of Chrysler Common Stock in the transaction constituting the Change in Control,

          (x) in the case of a transaction described in paragraph (b) of the Change in Control definition which occurs in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the Transaction Value,

          (y) in the case of a Change in Control described in paragraph (b) of the Change in Control definition which does not occur in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the average of the daily closing prices per share of Chrysler Common Stock on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national securities exchange on which such shares are admitted to trade, or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, during the thirty
     (30) consecutive trading days immediately preceding the Change in Control, or

          (z) in the case of a transaction described in paragraph (d) of the Change in Control definition, the equivalent of the Transaction Value as determined by the Committee.

     "Committee" -- means the Incentive Compensation Committee of the Board.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Incentive Compensation Plan" -- means the Chrysler Corporation Incentive Compensation Plan adopted in accordance with the Stockholders' Resolution.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as a share of Chrysler Common Stock contingently awarded under this Plan.

     "Person" -- shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler.

4. INCENTIVE COMPENSATION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). Subject to the provisions of this Plan, the Committee shall have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

5. ELIGIBILITY

     All Employees who are eligible to participate in the Incentive Compensation Plan, as determined by the Committee, are eligible to be Participants in this Plan. The Committee shall have sole and complete authority to determine the Employees who shall be awarded Performance Shares under this Plan.

6. PERFORMANCE CYCLES

     During 1987 the Committee shall establish Performance Cycles for the years 1987, 1987 through 1988 and 1987 through 1989. During each of the years 1988 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.

7. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

8. PERFORMANCE AWARDS

     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award) by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.

     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     The Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid; and provided further, that the Committee may not exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Share award to fail to qualify as other performance based compensation under Section 162(m) of the Internal Revenue Code.

9. PAYMENT OF PERFORMANCE SHARES

     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the number of shares of Chrysler Common Stock earned and to be delivered to such Participant. Such shares shall be shares held by the Corporation in its treasury.

     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

10. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during the relevant Performance Cycle) without regard to the attainment of Performance Goals. Such cash payments equivalent to dividends shall not be charged against the funds available for incentive compensation.

11. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

12. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Chrysler Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, and the like, the number and class of shares subject to each outstanding award of Performance Shares shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. CHANGE IN CONTROL

     (A) First, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle which the Committee has previously determined that a Participant has earned (but with respect to which no delivery of Chrysler Common Stock has been made) shall be paid no later than the tenth day following such Change in Control to such Participant, in cash, in an amount equal to the Change in Control Value of each such Performance Share multiplied by the number of such Performance Shares (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (B) Second, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle previously awarded to a Participant who was an Employee (or otherwise entitled to payment under Section 11 hereof) at the end of such Performance Cycle (but as to which the Committee has made no determination with respect to the number of such shares earned by such Participant) shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed previous Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant, in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (C) Third, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, a pro rata percentage (determined as provided below) of all Performance Shares for each outstanding Performance Cycle previously awarded to a Participant who is an Employee on the date immediately preceding the date of the Change in Control which have not yet been earned out shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     The number of Performance Shares deemed to have been earned out by a Participant with respect to each outstanding Performance Cycle, upon a Change in Control, shall be determined by first multiplying the total Performance Shares awarded to the Participant for such Performance Cycle by a fraction, the numerator of which shall be the number of complete months in such Performance Cycle which have elapsed at the date of the Change in Control and the denominator of which shall be the total number of months in such Performance Cycle. Next, the number of Performance Shares determined in the first step shall be multiplied by the applicable percentage level of performance for such Performance Cycle.

     (D) Notwithstanding Sections 13(A), (B) and (C) hereof, the aggregate amount payable with respect to any Performance Cycle pursuant to this Section 13 shall not exceed such Performance Cycle's Change in Control Fund and, if necessary, the individual amounts otherwise payable with respect to a particular Performance Cycle shall be reduced proportionally until the aggregate amount equals such Performance Cycle's Change in Control Fund.

14. ADMINISTRATIVE COSTS

     All costs of administering this Plan shall be borne by the Corporation and shall not be charged against the funds available for incentive compensation.

15. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

16. EFFECTIVE PERIOD

     This Plan shall become effective beginning June 11, 1987, and shall remain in effect until terminated as provided in Paragraph 17.

17. AMENDMENT AND TERMINATION

     At any time the Board may terminate this Plan or make such changes in it and additions to it (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and (b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler Common Stock for purposes of this Plan; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unearned Performance Shares awarded to him under this Plan prior to the terminating or amending of this Plan.

     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Internal Revenue Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

                              CHRYSLER CORPORATION
                           LONG-TERM PERFORMANCE PLAN

    (BEING THE TERMS AND CONDITIONS OF THE PERFORMANCE STOCK UNIT PROVISIONS
           OF THE CHRYSLER CORPORATION 1991 STOCK COMPENSATION PLAN)

                             EFFECTIVE MAY 16, 1991
                       (AS AMENDED THROUGH MAY 19, 1994)

1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Performance Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler), its subsidiaries and its Related Entities (as defined in the Stock Compensation Plan) (Chrysler, its subsidiaries and Related Entities collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation. The Plan sets forth the terms and conditions of performance stock unit awards granted by the Committee (as defined below) under the Stock Compensation Plan (as defined below). All capitalized terms used below shall have the meanings ascribed to them in Section 2 below.

2. DEFINITIONS

     "Board" -- means the Board of Directors of Chrysler.

     "Change in Control" -- has the meaning set forth in the Stock Compensation Plan.

     "Committee" -- means the Stock Option Committee of the Board, being the committee appointed by the Board to administer the performance stock unit provisions of the Stock Compensation Plan.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Stock Compensation Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as one share of Chrysler Common Stock contingently awarded under the Stock Compensation Plan (also termed, under the Stock Compensation Plan, a Performance Stock Unit), the terms and conditions of which award are governed by this Plan.

     "Stock Compensation Plan" -- means the Chrysler Corporation 1991 Stock Compensation Plan.

3. STOCK OPTION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee shall have authority, in its discretion, to amend the terms of this Plan and to prescribe, amend, and rescind rules and regulations relating to this Plan.

4. ELIGIBILITY

     All Eligible Employees (as defined in the Stock Compensation Plan) are eligible to be Participants under this Plan.

5. PERFORMANCE CYCLES

     During 1991 the Committee shall establish Performance Cycles for the years 1991 through 1993. During each of the years 1992 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.

6. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

7. PERFORMANCE AWARDS

     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award), by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.

     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     Except as otherwise provided in Section 13 below, the Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid.

8. PAYMENT OF PERFORMANCE SHARES

     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the number of shares of Chrysler Common Stock earned and to be delivered to such Participant. Such shares shall be shares held by the Corporation in its treasury.

     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

9. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during the relevant Performance Cycle) without regard to the attainment of Performance Goals.

10. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

11. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Chrysler Common Stock, outstanding awards of Performance Shares shall be adjusted as and to the extent provided in Section 3 of the Stock Compensation Plan.

12. CHANGE IN CONTROL

     A Change in Control shall have the effects set forth in Section 12 of the Stock Compensation Plan.

13. INTERPRETATION

     The Committee shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts and determinations pursuant to this Plan in good faith shall be final and conclusive, and binding upon the Participants. This Plan sets forth the terms and conditions of awards of Performance Shares under the Stock Compensation Plan; the provisions of the Stock Compensation Plan and the interpretations thereof, to the extent applicable, shall govern in the event of any conflict with the provisions of this Plan and the interpretations thereof.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

                                                                 EXHIBIT 10-A-10

                              CHRYSLER CORPORATION

                          1991 STOCK COMPENSATION PLAN
                             EFFECTIVE MAY 16, 1991
                      AS AMENDED THROUGH FEBRUARY 6, 1997

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of the plan is the Chrysler Corporation 1991 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, key salaried employees and nonemployee directors which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any grant under the Plan in the form of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" has the meaning given in Section 14 of the Plan.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (e) "Committee" means the Stock Option Committee, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of Directors who meet the qualifications referred to in Section 2 of the Plan.

          (f) "Company" means Chrysler Corporation, a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

          (g) "Director" means any member of the Board, whether or not such member is a Nonemployee Director, and "Nonemployee Director" means a Director who is not an employee of the Company, any Subsidiary or any Related Entity.

          (h) "Disability" means being permanently and totally disabled under any insurance program of the Company, any Subsidiary or any Related Entity, except that, in the case of a Nonemployee Director, Disability shall mean a permanent and total disability within the meaning of Section 22(e) of the Code.

          (i) "Eligible Employee" means an employee of the Company, any Subsidiary or any Related Entity as described in Section 4 of the Plan.

          (j) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

          (k) "Incentive Stock Option" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a Change in Control.

          (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (n) "Optionee" means a Participant granted a Stock Option pursuant to
     Section 5 of the Plan which remains outstanding.

          (o) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 of the Plan, to receive Awards and, solely to the extent provided by Sections 9, 10, and 11 of the Plan, Nonemployee Directors of the Company.

          (p) "Performance Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse upon the attainment of performance objectives.

          (q) "Related Entity" means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Company owns, directly or indirectly, a substantial equity interest.

          (r) "Restricted Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse with the passage of time; except that, in the case of a Nonemployee Director, Restricted Stock Unit shall mean the right to receive one share of Stock as set forth in Section 10 of the Plan.

          (s) "Retirement" means (i) retirement from active employment under a pension plan of the Company, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement; except that, in the case of a Nonemployee Director, Retirement shall mean termination of service as a Director after attaining age 72 (or such other age as the Board may establish from time to time by resolution) for purposes of Section 10 of the Plan.

          (t) "Stock" means the common stock of the Company.

          (u) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 of the Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of the Plan), to surrender to the Company all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered, and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of the Plan), to exercise such Freestanding Stock Appreciation Right and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

          (v) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan, including any Reload Option (as defined in Section 5 of the Plan).

          (w) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Committee, composed of not less than two Nonemployee Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. Each member of the Committee shall be appointed by the Board and serve at the pleasure of the Board.

     The Committee shall have the power and authority in its sole discretion to grant Awards to Eligible Employees pursuant to the terms and provisions of the Plan.

     In particular, the Committee shall have full authority, not inconsistent with the Plan:

          (a) to select Participants from among the Eligible Employees;

          (b) to determine whether and to what extent Awards are to be granted to Eligible Employees hereunder;

          (c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall the aggregate of all shares of Stock issued under the Plan be greater than that allowed under the Plan, and in no case shall the number of shares of Stock to be covered by all such Awards (excluding grants of Restricted Stock Units) made to the same Eligible Employee during the five year period beginning January 1, 1994 and ending December 31, 1998 exceed ten percent of the total number of shares of Stock approved by the stockholders of the Company for issuance under the Plan (as such number may be increased from time to time in accordance with Section 12 hereof, and as such number may be adjusted from time to time in accordance with Section 3 hereof for changes in corporate structure or capitalization affecting the Stock);

          (d) to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restricted periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

          (e) to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of a Participant without such Participant's consent); and

          (f) to determine the terms and conditions which shall govern all written agreements evidencing the Awards.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, cancelled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Stock Units is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 3. NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be twenty-eight (28) million, consisting of (a) eleven (11) million shares as constituted at the time of the annual meeting of stockholders on May 16, 1991, plus (b) seventeen (17) million shares as constituted at the time of the annual meeting of stockholders on May 19, 1994. Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Company at any time, as the Board may determine.

     To the extent that (a) a Stock Option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is cancelled, the shares of Stock underlying such Stock Option or subject to such Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under the Plan.

     Upon the exercise of a Related Stock Appreciation Right or Related Limited Stock Appreciation Right (as defined in Section 7 of the Plan), the Stock Option, or the part thereof to which such Related Stock Appreciation Right or Related Limited Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock in respect of which the Related Stock Appreciation Right or Related Limited Stock Appreciation Right was exercised.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Stock, the Committee in its sole discretion may make an adjustment or substitution in the number and class of shares reserved for issuance under the Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights or Limited Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided, further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4. ELIGIBILITY.

     Officers and other key salaried employees of the Company, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Company, its Subsidiaries or its Related Entities shall be eligible to be granted Awards and any former officers and key salaried employees of the Company, its Subsidiaries and its Related Entities shall be eligible to be granted Reload Options with respect to Stock Options granted to them while they were employees; provided, however, with respect to an employee of a Related Entity, that such person was an employee of the Company, a Subsidiary or, if originally an employee of the Company or a Subsidiary, or another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Company or a Subsidiary. The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees.

SECTION 5. STOCK OPTIONS.

     (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Optionees shall enter into a Stock Option agreement ("Stock Option Agreement") with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

          (i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

          (ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 40% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 70% of the number of shares of Stock covered by the Stock Option on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option and to the extent of 100% of the number of shares of Stock covered by the Stock Option on and after the third anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Company the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made the representations described in Section 13(a) of the Plan.

          (iv) Reload Options. The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that an Optionee shall be granted a Nonqualified Stock Option (a "Reload Option") in the event such Optionee exercises all or a part of a Stock Option (an "Original Option") by surrendering in accordance with Section 5(a)(iii) of the Plan already owned shares of unrestricted Stock in full or partial payment of the option price under such Original Option, subject to the availability of shares of Stock under the Plan at the time of such exercise. Each Reload Option shall cover a number of shares of Stock equal to the number of shares of Stock surrendered in payment of the option price under such Original Option, shall have an option price per share of Stock equal to the Fair Market Value of the Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee in its sole discretion shall determine at or after the time of grant, at such time or times as shall be specified in the Reload Option). Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 5(a)(iv), as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Stock received upon exercise of the Original

     Option representing at least the after-tax profit received upon exercise of the Original Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Stock Option Agreements evidencing the Reload Options.

     (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option (other than a Reload Option) shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

          (iii) Transferability of Options. No Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

          (iv) Option Exercise After Termination by Reason of Disability or Retirement. If an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised for a period of five years (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). In the event of a termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (v) Option Exercise After Termination by Consent. If an Optionee's employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary under mutually satisfactory conditions or if an Optionee's employment with a Related Entity is terminated under conditions mutually satisfactory to such Related Entity and the Optionee, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). If an Optionee's employment with the Company or any Subsidiary is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with a Related Entity (or an Optionee's employment with one Related Entity is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with another Related Entity), the Committee in its sole discretion may permit the Optionee to exercise any Stock Option held by such Optionee after the date of such termination at any time until the expiration of the stated term of such Stock Option (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant), to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be employed by the Company or such Subsidiary (or such initial Related Entity), provided that the Optionee has been in continuous employ with the Related Entity to which such Optionee has moved from the date of acceptance of employment therewith until the date of exercise. In the event of a termination of employment by the Company, any Subsidiary or any Related Entity under mutually satisfactory conditions, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (vi) Option Exercise After Termination by Death. If (x) an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of death, (y) an Optionee dies within the five year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(iv) of the Plan) following termination by reason of Disability or Retirement as set forth in Section 5(a)(iv) of the Plan or (z) an Optionee dies within the one year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(v) of the Plan) following termination under mutually satisfactory conditions as set forth in the first sentence of
     Section 5(a)(v) of the Plan, any Stock Option held by such Optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (vii) Restriction on Exercise After Termination. Notwithstanding the provisions of this Section 5, but subject to the provisions of Section 14 of the Plan, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Optionee neither, (x) takes other employment or renders services to others without the written consent of the Company, nor (y) conducts himself in a manner adversely affecting the Company.

          (viii) Other Termination. Except as otherwise provided in this Section 5 or Section 14 of the Plan, or as determined by the Committee in its sole discretion, if an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate.

          (ix) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Stock Appreciation Rights") or alone ("Freestanding Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan.

Participants shall enter into a Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

          (iii) Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Company's principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Company the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

          (iv) Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     (b) Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Term of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right.

     The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

          (ii) Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b) (iii) of the Plan.

          (iii) Termination of Employment. In the event of the termination of employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination.

     In the event of the termination of employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same terms and conditions as such Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of employment of the holder of such Stock Option.

SECTION 7. LIMITED STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Limited Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Limited Stock Appreciation Rights") or alone ("Freestanding Limited Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Limited Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Limited Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Limited Stock Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Limited Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Limited Stock Appreciation Rights can only be exercised within the sixty-day period following a Change in Control.

          (iii) Amount Payable. Upon the exercise of a Limited Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash equal to the Change in Control Stock Appreciation (as defined in Section 14 of the Plan) of one share of Stock on the date of exercise, multiplied by the number of shares of Stock in respect of which the Limited Stock Appreciation Right shall have been exercised.

     (b) Other Provisions. The other provisions of Section 6 of the Plan shall apply to Limited Stock Appreciation Rights to the extent not inconsistent with the provisions of this Section 7.

SECTION 8. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.

     (a) Grant. Awards of Restricted Stock Units or Performance Stock Units may be granted either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of the Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit Award including, without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Award, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in the Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or determine the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Stock Unit Award to fail to qualify as other performance based compensation under Section 162(m) of the Code. Restricted Stock Unit Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services (such as the par value per share of Stock) required to be received by the Company in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award may be evidenced by a Restricted Stock Unit Award agreement ("Restricted Stock Unit Award Agreement") or Performance Stock Unit Award agreement ("Performance Stock Unit Award Agreement").

     (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

          (i) a breach of any term or condition provided in the Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any unvested Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

          (ii) subject to Section 14 of the Plan, termination of such holder's employment with the Company, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.

     (c) Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have then been satisfied:

          (i) such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, free of all restrictions, except as provided in
     Section 15(a) of the Plan; and

          (ii) any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.

     Any such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be cancelled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereof) covered thereby.

SECTION 9. GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND LIMITED STOCK
           APPRECIATION RIGHTS TO NONEMPLOYEE DIRECTORS.

     Each Nonemployee Director who is elected or reelected as a Director on or after May 16, 1991 at any annual or special meeting of stockholders of the Company, shall as of the date of each such election or reelection automatically be granted an Award consisting of (a) a Stock Option to purchase 1,500 shares of Stock (as constituted at the time of the annual meeting of stockholders on May 16, 1991) for an option price equal to 100% of the Fair Market Value of the Stock on the date of such election or reelection and, (b) with respect to such number of shares of Stock, (i) a Related Stock Appreciation Right, the stock appreciation on which shall be payable all in cash, and (ii) a Limited Stock Appreciation Right, subject, in each case, to applicable law. The action of the stockholders in electing or reelecting a Nonemployee Director shall constitute the granting of the Award and the date on which the stockholders shall take such action shall be the date of granting of such Award. All such Stock Options shall be designated as Nonqualified Stock Options. Unless the Board shall otherwise determine and subject to Section 14 of the Plan, a Nonemployee Director must serve continuously as a Nonemployee Director of the Company for a period of twelve consecutive months from the date such Award is granted before he or she can exercise any part of such Award. Thereafter, unless the Board shall establish a different schedule as to all, any or any class of Nonemployee Directors, on and after the first anniversary of the date of granting the Award and before the second anniversary, the Nonemployee Director may exercise the Award with respect to not more than 40% of the number of shares of Stock covered thereby, on and after the second anniversary and before the third anniversary, the Nonemployee Director may exercise the Award with respect to not more than 70% of the number of shares of Stock covered thereby, and on and after the third anniversary and before the expiration of the stated term of the Award, which shall be ten years from the date of its granting, the Nonemployee Director may at any time or from time to time exercise the Award with respect to all or any portion of the shares of Stock covered thereby. The Related Limited Stock Appreciation Right component of the Award shall be exercisable only as set forth in Section 7(a)(ii) of the Plan. If a Nonemployee Director's service with the Company terminates by reason of permanent and total disability or retirement from active service as a Director of the Company, any Award held by such Nonemployee Director may be exercised for a period of five years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. If a Nonemployee Director's service with the Company terminates by reason of death or under mutually satisfactory conditions, or if a Nonemployee Director dies within the five-year period following termination by reason of permanent and total disability or retirement from active service as a director of the Company or within the one-year period following termination under mutually satisfactory conditions, any Award held by such Nonemployee Director may be exercised for a period of one year from the date of such termination or post-termination death, as the case may be, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. All applicable provisions of the Plan not inconsistent with this
Section 9 shall apply to Awards granted to Nonemployee Directors.

SECTION 10. GRANT OF RESTRICTED STOCK UNITS TO NONEMPLOYEE DIRECTORS.

     (a) Unit Awards. Each Nonemployee Director who is first elected to the Board after December 31, 1995 shall be awarded 3,000 Restricted Stock Units on the date of his or her initial election.

     (b) Delivery of Stock. Subject to satisfaction of the applicable vesting requirements set forth in (c) below and except as otherwise provided in Section 14, a number of shares of Stock corresponding to the number of Restricted Stock Units awarded to a Nonemployee Director (including those credited under Section 10(e) below) shall be delivered to such Nonemployee Director and transferred on the books of the Company on the first business day of the month immediately following the termination of such Nonemployee Director's service as a Director; provided that any fractional shares of Stock shall be paid in cash based upon the Fair Market Value on the date such shares would otherwise have been delivered to the Nonemployee Director or the Nonemployee Director's beneficiary. Alternatively, in lieu of such Stock the Nonemployee

Director may elect, on or before the date of his or her termination of service, to receive an amount in cash equal to (i) the Fair Market Value of a share of Stock on such date, multiplied by (ii) the number of Restricted Stock Units awarded and credited to him or her. Upon the delivery of a share of Stock (or cash with respect to a fractional share) or the equivalent amount in cash, as such Nonemployee Director may elect, the corresponding Restricted Stock Unit (or fraction thereof) shall be canceled and be of no further force or effect.

     (c) Vesting. Except as otherwise provided by action of the Board in this Section or Section 14, if the service of a Nonemployee Director terminates prior to the completion of five consecutive Years of Service as a Director following his or her initial election, all Restricted Stock Units awarded and credited to such Nonemployee Director pursuant to this Section 10 shall be immediately forfeited. As used in this Section 10, 'Year of Service as a Director' means the period of service as a Director measured from the date of one annual meeting of the Company's stockholders to the next annual meeting of stockholders. Notwithstanding the foregoing, if the Nonemployee Director's service terminates by reason of his/her death, Disability or Retirement prior to the completion of five Years of Service as a Director following his or her initial election, the rights of the Nonemployee Director in respect of his or her Restricted Stock Units shall become fully and immediately vested in connection with such Director's termination of service. In the event of the death of a Nonemployee Director, the shares of Stock corresponding to such Director's outstanding Restricted Stock Units, if any, shall be delivered to the beneficiary designated by the Nonemployee Director on a form provided by the Company, or, in the absence of such designation, to the Nonemployee Director's estate.

     (d) Nontransferability. Restricted Stock Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of a Nonemployee Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Nonemployee Director in the Plan shall be subject to any obligation or liability of such Nonemployee Director.

     (e) Dividend Equivalents. A Nonemployee Director shall have no rights as a stockholder of the Company with respect to any Restricted Stock Units until shares of Stock are delivered to the Director pursuant to this Section 10. On or as soon as practicable after each date on which dividends are paid to stockholders with respect to Stock, the account of each Nonemployee Director shall be credited with an additional number of Restricted Stock Units computed pursuant to the following formula. With respect to dividends paid in cash or property other than Stock, the number of Restricted Stock Units to be credited to each Nonemployee Director's account shall be determined by dividing (i) the product of (x) the amount of any cash dividend (or the value of any other property) payable per share of Stock for the applicable dividend payment date and (y) the number of Restricted Stock Units in such Nonemployee Director's account on the record date for the payment of such dividend by (ii) the Fair Market Value of a share of Stock on such record date. With respect to any stock dividend declared, each Nonemployee Director's account shall be credited with a number of Restricted Stock Units equal to the product of (i) the number of Restricted Stock Units in such Nonemployee Director's account on the record date for the payment of such dividend and (ii) any stock dividend declared on a share of Stock.

SECTION 11. PAYMENT OF ANNUAL RETAINER FEE TO NONEMPLOYEE DIRECTORS.

     (a) Fees Payable in Stock. Effective with respect to services rendered after the Company's 1996 Annual Meeting of Stockholders, the annual retainer fee payable to a Nonemployee Director for service as a Director, for service as a member of a committee of the Board, and for service as chairperson of such a committee during a given year (collectively, the "Annual Retainer Fee"), will be paid in shares of the Company's Common Stock pursuant to the formula set forth below. In the case of a Nonemployee Director first elected to the Board following any annual meeting of shareholders, the portion of the Annual Retainer Fee otherwise payable from the date of such election to the next annual meeting will be paid in Stock. Fees payable to a Nonemployee Director for attendance at meetings of the Board or any of its committees will not be paid in Common Stock.

     (b) Calculation of Shares Issuable. The number of whole shares of Stock issuable in respect of a Nonemployee Director's Annual Retainer Fee for a given year will be equal to the remainder of (i) the number of shares of Stock determined by dividing the aggregate dollar amount of the Annual Retainer Fee by the Fair Market Value of a share of Stock on the date of the annual meeting of shareholders in such year (or, in the case of a Director first elected to the Board following the annual meeting of shareholders for a given year, at the date of such election) minus (ii) the greatest number of whole shares of Stock equal to, but not in excess of, each Nonemployee Director's hypothetical income and employment tax liability with respect to the Annual Retainer Fee payable assuming that each Nonemployee Director pays Federal income tax at the highest marginal rate in effect at such time, State and local income taxes at the highest marginal rate in effect at such time for the locale in which the Nonemployee Director resides and Medicare taxes at the rate in effect at such time under Section 3101(b) of the Code. Any fractional shares resulting from the above calculation will be settled in cash.

SECTION 12. AMENDMENT AND TERMINATION.

     The Board or the Committee may amend, alter, or discontinue the Plan, in its sole discretion, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or which, without the approval of the stockholders of the Company (where such approval is necessary to satisfy applicable state law), would:

          (a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

          (b) except as provided in Section 3 of the Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the option;

          (c) change the class of employees eligible to participate in the Plan; or

          (d) extend (i) the period during which Stock Options may be granted or
     (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of the Plan.

     Except as restricted herein, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Participant under such Award or agreement without such Participant's consent.

SECTION 13. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

SECTION 14. CHANGE IN CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a Change in Control notwithstanding other provisions of the Plan or any provisions of any applicable agreement to the contrary:

          (a) In the event of a Change in Control:

             (i) any Stock Appreciation Right and any Stock Option awarded under the Plan not previously exercisable in full shall become fully exercisable;

             (ii) the restriction period applicable to any Restricted Stock Unit Award shall lapse, the performance objectives applicable to any Performance Stock Unit Award shall be deemed attained, and any other restrictions or conditions applicable to any Restricted Stock Unit Award or Performance Stock Unit Award shall be waived and the shares of Stock covered thereby and all unrestricted Dividend Equivalents credited in respect thereof shall be deemed fully vested;

             (iii) (A) any Restricted Stock Unit Award and any Performance Stock Unit Award granted under the Plan that has become fully vested and freely transferable or has not been paid in full prior to the Change in Control shall be cancelled in exchange for an immediate cash payment equal to the product of (x) the number of shares of Stock covered by such Restricted Stock Unit Award or Performance Stock Unit Award, whichever is applicable, multiplied by (y) the amount determined in accordance with clause (y) of subsection (e) of this Section 14, and (B) Dividends Equivalents credited in respect of any such Restricted Stock Unit Award or Performance Stock Unit Award shall be deemed fully vested and payable immediately upon such Change in Control; and

             (iv) any Participant holding an Award who is terminated by the Company or any Subsidiary for any reason within the two year period immediately following a Change in Control shall be permitted to exercise any Stock Option, Stock Appreciation Right or Limited Stock Appreciation Right after such termination of employment at any time (x) within the three month period commencing on the later of the date of termination of his or her employment or the date on which such Award would first be exercisable in accordance with the terms of the Plan had such termination not occurred or (y) until the expiration of the stated term of such Award, whichever period is shorter.

          (b) For purposes of the Plan, "Change in Control" shall mean a Change in Control of the Company, which shall be deemed to have occurred if:

             (i) any Person (as defined in this Section 14) is or becomes the Beneficial Owner (as defined in this Section 14) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

             (ii) during any period of two consecutive years beginning after May 16, 1991, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (c) For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

          (d) For purposes of the definition of Change in Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange
     Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause
     (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) For purposes of this Section 14, "Change in Control Stock Appreciation" with respect to any share of Stock shall mean an amount equal to the excess, if any, of

             (i) the higher of (x) the Fair Market Value of such share on the date the Limited Stock Appreciation Right is exercised or (y) (A) in the case of transactions described in clauses (i) or (iii) of the Change in Control definition, the highest per share price paid (below called the "Highest Price") for shares of Stock in the transaction constituting the Change in Control, (B) in the case of a transaction described in clause
        (ii) of the Change in Control definition which occurs in connection with a transaction described in clauses (i), (iii), or (iv) of the Change in Control definition, the Highest Price, (C) in the case of a transaction described in clause (ii) of the Change in Control definition which does not occur in connection with a transaction described in clauses (i),
        (iii) or (iv) of the Change in Control definition, the average of the daily closing prices per share of Stock of the Company on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national securities exchange on which such shares are admitted to trade or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, on the thirty consecutive trading days immediately preceding the Change in Control or (D) in the case of a transaction described in clause (iv) of the Change in Control definition, the equivalent of the Highest Price as determined by the Committee, over

             (ii) in the case of a Related Limited Stock Appreciation Right, the option price specified in the related Stock Option and, in the case of a Freestanding Limited Stock Appreciation Right, the price per share specified therein, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant; provided, however, that with respect to a Related Limited Stock Appreciation Right associated with a Stock Option which is an Incentive Stock Option immediately prior to the exercise of such Limited Related Stock Appreciation Right, the Change in Control Stock Appreciation thereon shall not exceed the maximum amount which will permit such Stock Option to continue to qualify as an Incentive Stock Option.

SECTION 15. GENERAL PROVISIONS.

     (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof.

     All certificates for shares of Stock delivered under the Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under the Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Related Entity any right to continued employment with the Company, any Subsidiary or any Related Entity, as the case may be, nor shall it interfere in any way with the right of the Company, any Subsidiary or any Related Entity to terminate the employment of any of its employees at any time.

     (c) Each Participant shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized; provided, however, that a Reload Option shall be deemed to have been granted on the date on which is exercised the Original Option in respect of the exercise of which such Reload Option is granted or such later date as the Committee in its sole discretion shall determine prior to the date on which such exercise occurs.

     (d) Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     A Participant (other than a Nonemployee Director) may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued upon the exercise of a Stock Option or Stock Appreciation Right or upon the vesting of any Restricted Stock Unit Award or Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due.

     (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

     (f) The Plan is intended to satisfy the conditions of Rule 16b-3, and all interpretations of the Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3. Any provision of the Plan or the application of any provision of the Plan inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

     In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an "incentive stock option" within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an "incentive stock option" shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Optionee.

     Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under the Plan.

     (g) A Participant may elect, on or after the date of grant of any Award, to defer receipt of all or any portion of the proceeds of such Award or any Dividend Equivalents in connection therewith, whether in the form of cash or shares of Stock, deliverable to such Participant upon the exercise, vesting or payment of any such Award or Dividend Equivalents, in each case to the extent permitted by and subject to the terms and conditions set forth in any deferral or similar plan or arrangement enacted by the Board or the Committee in its sole discretion.

     (h) Nothing in this Plan shall be interpreted to preclude the Corporation from granting Awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of the Corporation or its Subsidiaries (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of the Corporation and its stockholders.

     (i) This Plan shall not impose any obligations on the Company to retain any Nonemployee Director as a Director nor shall it impose any obligation on the part of any Nonemployee Director to remain as a Director of the Company, provided that each Nonemployee Director, by accepting each award under the Plan, shall represent to the Company that it is his or her good faith intention to continue to serve as a Director of the Company until its next annual meeting of stockholders and that he or she agrees to do so unless a change in circumstances arises.

SECTION 16. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock of the Company present in person or by proxy at the Annual Meeting of Stockholders on May 16, 1991.

SECTION 17. TERM OF PLAN.

     No Award shall be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's stockholders, provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date; and provided, further, however, that Reload Options may be granted on or after such tenth anniversary, but no Reload Option shall be exercisable after any date which is later than the date on which a Stock Option granted prior to such tenth anniversary could be exercised.